UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2004

THE BOSTON BEER COMPANY, INC.
(Exact name of registrant as specified in its chapter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

75 Arlington Street, Boston, MA		02116
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Registrant has entered into a Third Amended and Restated Production Agreement with High Falls Brewery Company, LLC of Rochester, New York ("High Falls"), effective December 1, 2004 (the "New Agreement"), continuing the contract brewing arrangement between the parties. Pursuant to the New Agreement, High Falls guarantees a certain minimum capacity, which commitment can increase based upon the prior year's production. The New Agreement provides for the brewing and packaging of all of Registrant's malt beverage products, although certain investments by Registrant in special machinery and equipment will be required in order for High Falls to produce certain products.

As a material part of the New Agreement, High Falls has entered into an Equipment Lease Agreement dated as of December 1, 2004, with respect to certain equipment that was purchased by Registrant and is being used by High Falls for its own production as well as that of Registrant. Lease payments made under the Equipment Lease Agreement will be applied toward the purchase of such equipment.

The Company's prior contract brewing relationship with High Falls expired on December 1, 2004. The expired agreement between the Company and High Falls provided for High Falls' repayment of certain capital investments made by the Company, which had a contractual value in excess of $2.0 million. At December 1, 2004, the Company's unamortized net book value of these capital investments was in excess of $1.6 million. As a result of these new contractual relationships, High Falls' obligation to make certain payments that were otherwise due and payable on December 1, 2004 have been deferred and will be amortized over the life of the Equipment Lease Agreement.

Although the effective date of the New Agreement and the Equipment Lease Agreement is December 1, 2004, they were executed by the parties on December 29, 2004.

Item 9.01 Financial Statements and Exhibits
+ Exhibit 10.1	Third Amended and Restated Production Agreement between Boston Beer Corporation and High Falls Brewing Company, LLC effective as of December 1, 2004.

+ Exhibit 10.2	Equipment Lease Agreement entered into as of December 1, 2004 between Boston Beer Corporation and High Falls Brewing Company, LLC.

+	Portions of this Exhibit have been omitted pursuant to an application for an order declaring confidential treatment filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.
(Registrant)

Date: January 5, 2005	/s/ Martin F. Roper

Martin F. Roper
Chief Executive Officer
(Signature)*

*Print name and title of the signing officer under his signature.

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